EXHIBIT 11

                            Legal Opinion and Consent













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                      {Phoenix Edge Series Fund Letterhead}

                                                     July 24, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

         The undersigned serves as Counsel to The Phoenix Edge Series Fund, a Massachusetts business trust (the "Trust"). Shares of the Trust are issued to one or more designated separate accounts of Phoenix Life Insurance Company and its insurance company affiliates. In my capacity as Counsel, I have represented the Trust in connection with the preparation and filing of the Trust's Registration Statement on Form N-14 (the "Registration Statement") under the Securities Act of 1933. I am admitted to practice law in the State of Connecticut and in the Commonwealth of Massachusetts and I am generally familiar with Massachusetts law applicable to this entity.

         This opinion is furnished in connection with the Registration Statement filed on July 25, 2006 with the Securities and Exchange Commission with respect to the shares of beneficial interest (the "Shares") of the Trust, representing interests in the Phoenix-Aberdeen International Series, a series of the Trust, to be issued pursuant to the certain Agreement and Plan of Reorganization (the "Reorganization Agreement") between the Trust and the Phoenix-Lazard International Equity Select Series, dated as of October 5, 2006, as described in the Registration Statement.

         In rendering my opinion, I have examined such documents, records and matters of law as I deemed necessary for purposes of this opinion, I have assumed the genuineness of all signatures of all parties, the authenticity of all documents submitted as originals, the correctness of all copies, and the correctness of all facts set forth in the certifications delivered to me and the correctness of all written and oral statements made to me.

         Based upon and subject to the foregoing, it is my opinion that the Shares that will be issued by the Trust, will, when sold, be legally issued, fully paid, and nonassessable.

         My opinion is rendered solely in connection with the Registration Statement on Form N-14 and it may not be relied upon for any other purposes without my written consent. I hereby consent to the use of this opinion as an exhibit to such Registration Statement.

Very truly yours,


/s/ Kathleen A. McGah
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Kathleen A. McGah, Vice President,
Chief Legal Officer, Counsel and Secretary
The Phoenix Edge Series Fund